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                                                                     EXHIBIT 9.4

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of this 2nd day of August, 1993 by and among Seattle-First National Bank, as trustee (the "Trustee") of the Collective Investment Trust for Seafirst Retirement Accounts ("CIT"), a Washington trust consisting of multiple investment portfolios including (the Bond Fund, the Money Market Fund, the Asset Allocation Fund and the Blue Chip Fund (collectively, the "CIT Funds"), Master Investment Trust, Series I (the "Master Trust"), a Delaware business trust consisting of multiple investment portfolios including the Investment Grade Bond Fund, the Asset Allocation Fund and the Blue Chip Fund (collectively, the "Master Funds"), and Seafirst Retirement Funds ("SRF"), a Delaware business trust consisting of multiple investment portfolios including the Bond Fund, the Asset Allocation Fund and the Blue Chip Fund (collectively, the "Seafirst Funds").

         WHEREAS, each of CIT, the Master Trust and SRF is an open-end management investment company registered or to be registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the parties desire that all the assets of each of the CIT Funds other than the CIT Money Market Fund (collectively, the "CIT Securities Funds") be transferred to, and acquired by, the Master Funds as stated herein in exchange for which the CIT Securities Funds shall be entitled to have issued to them by the Master Trust beneficial interests ("interests") in the Master Funds as described in this Agreement; and

         WHEREAS, the parties desire that immediately thereafter such interests in the Master Funds to which the CIT Securities Funds are entitled shall be issued by the Master Trust to, and the liabilities of the CIT Securities Funds shall be transferred to, and acquired and assumed by, the Seafirst Funds as stated herein in exchange for shares of beneficial interest ("shares") of the Seafirst Funds, which shall thereafter be distributed by CIT to its unitholders as described in this Agreement; and

         WHEREAS, the parties intend that the Seafirst Funds will have nominal assets and liabilities before the transactions described above (the "Reorganization") and will continue the historic business and investment operations of the CIT Securities Funds thereafter, and that in this regard certain additional actions shall be taken as described in this Agreement; and

         WHEREAS, the parties intend that in connection with the Reorganization the CIT Money Market Fund shall be terminated as described in this Agreement; and
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         WHEREAS, the parties intend that in connection with the Reorganization
CIT shall be terminated and deregistered as described in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and subject to the terms and conditions thereof, the parties hereto, intending to be legally bound, agree as follows:

         1.        SALES AND TRANSFERS OF ASSETS.

                  (a) At the Effective Time (as defined in Section 10 of this Agreement), all property of every description, and all interests, rights, privileges and powers or each of the CIT Securities Funds (the "Assets") shall be transferred and conveyed by each CIT Securities Fund to the corresponding Master Fund and shall be accepted by the corresponding Master Fund, such that at and after the Effective Time, all assets of each CIT Securities Fund shall become and be the assets of the corresponding Master Fund.

                  (b) In exchange for the transfer of the Assets from the following CIT Securities Funds, each such CIT Securities Fund shall be entitled to have simultaneously issued to it by the Master Trust at the Effective Time full and fractional interests (to the third decimal place) of the following Master Funds (the "Master Fund Interests"), which Master Fund Interests shall represent all of the outstanding interests of such Master Funds and which shall be equal in value to the value of the full and fractional units of beneficial Interest of such CIT Securities Funds that are outstanding immediately prior to the Effective Time (the "Units"): (I) CIT's Bond Fund series shall be entitled to receive Interests in the Master Trust's Bond Fund; (ii) CIT's Asset Allocation Fund series shall be entitled to receive Interests in the Master Trust's Asset Allocation Fund; and (iii) CIT's Blue Chip Fund series shall be entitled to receive Interests in the Master Trust's Blue Chip Fund.

                  (c) Immediately after the transactions referred to in paragraphs (a) and (b) hereof, the Master Fund Interests to which the CIT Securities Funds are entitled shall be issued by the Master Trust to the following Seafirst Funds and shall be accepted by such Seafirst Funds: (i) to SRF's Bond Fund series, Interests in the Master Trust's Bond Fund to which the CIT Bond Fund is entitled; (ii) to SRF's Asset Allocation Fund series, Interests in the Master Trust's Asset Allocation Fund to which the CIT Asset Allocation Fund is entitled; and (iii) to SRF's Blue Chip Fund series, Interests in the Master Trust's Blue Chip Fund to which the CIT Blue Chip Fund is entitled.

                  (d) In exchange for the issuance of the Master Fund Interests to which the following CIT Securities Funds are

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entitled, SRF shall simultaneously issue to such CIT Securities Funds full and fractional shares (to the third decimal place) of beneficial interest of the following Seafirst Funds (the "Seafirst Shares"), which Seafirst Shares be accepted by such CIT Securities Funds and shall represent all of the outstanding shares of such Seafirst Funds, and shall be equal in value to the value of the full and fractional Master Fund Interests to which such CIT Securities Funds are entitled: (i) to CIT's Bond Fund series, shares of the Seafirst Bond Fund; (ii) to CIT's Asset Allocation Fund series, shares of the Seafirst Asset Allocation Fund; and (iii) to CIT's Blue Chip Fund series, shares or the Seafirst Blue Chip Fund.

              Such Master Fund Interests shall be issued subject to assumption by the following Seafirst Funds of all liabilities and obligations of each corresponding CIT Securities Fund (the "Liabilities"), whether accrued, absolute, contingent or otherwise, which liabilities shall include, without limitation, all obligations of each of the CIT Securities Funds to indemnify CIT's Board of Supervisors and officers acting in their capacity or capacities as such to the fullest extent permitted by law and CIT's Declaration of Trust as in effect on the date hereof, such that at and after such issuance and assumption all debts, liabilities, obligations and duties of each of the CIT Securities Funds shall become the debts, liabilities, obligations and duties of the corresponding Seafirst Fund and may thenceforth be enforced against such Seafirst Fund as if the same had been incurred by it, and at and after such time the liabilities of each CIT Securities Fund shall be enforceable against and be limited to the corresponding Seafirst Fund and no other person: (i) the liabilities of the CIT Bond Fund series shall be transferred to and assumed by the Seafirst Bond Fund; (ii) the liabilities of the CIT Asset Allocation Fund series shall be transferred to and assumed by the Seafirst Asset Allocation Fund; and (iii) the liabilities of the CIT Blue Chip Fund series shall be transferred to and assumed by the Seafirst Blue Chip Fund.

                  (e) At the Effective Time, the Trustee shall liquidate the assets of the CIT Money Market Fund and distribute the proceeds, net of all liabilities attributable to the CIT Money Market Fund, in accordance with the provisions of Section 2 of this Agreement.

         2.       LIQUIDATING DISTRIBUTIONS OF CIT.

                  (a) At the Effective Time, the Trustee shall liquidate and distribute pro rata to the holders of the Units of record of each CIT Securities Fund and or the CIT Money Market Fund (the "Record Holders") as of the close of business on the date of the Effective Time the shares of the corresponding Seafirst Fund which such CIT Securities Fund will receive from SRF pursuant to
Section 1 of this Agreement or the assets of the CIT Money Market

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Fund, net of its liabilities, as the case may be. Each Record Holder of a CIT
Securities Fund shall be credited with a number of full and fractional shares of the corresponding Seafirst Fund that are issued by SRF to such CIT Securities Fund in connection with the Reorganization, which number shall be equal in value to the value of the proportionate share of the total number of the Units of such CIT Securities Fund held by such Record Holder immediately prior to the Effective Time. In addition, each Record Holder shall have the right to receive any unpaid dividends or other distributions declared prior to the Effective Time with respect to the Units held by the Record Holder at the Effective Time.

                  (b) In accordance with instructions it receives from CIT, SRF shall record on its books the ownership of Seafirst Shares by the Record Holders of the CIT Securities Funds.

                  (c) All the issued and outstanding Units representing interests in CIT shall be cancelled on the books of CIT and CIT's transfer books shall be closed permanently immediately after the Effective Time. Exchange or redemption requests received after that time with respect to the CIT Securities Funds shall be treated as requests for the exchange or redemption or shares of the respective Seafirst Funds to be distributed to its shareholders. No Units shall be issued by CIT after the Effective Time.

         3.       TERMINATION OF CIT.

                  (a) As soon as practicable after the Effective Time, CIT shall be terminated pursuant to applicable Washington law and federal regulations, such that: (i) its affairs are immediately wound up, its contracts discharged and its business liquidated; and (ii) an instrument in writing setting forth the fact of such termination is executed and lodged among the records of CIT by an appropriate officer of CIT.

                  (b) As promptly as practicable after the Effective Time, the Trustee shall file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that CIT has ceased to be an investment company.

         4. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS REGARDING CIT. The Trustee, on behalf of CIT and the CIT Funds, represents and warrants to, and agrees with, the other parties as follows (said representations, warranties and agreements being made solely on behalf of each CIT Fund):

                  (a) CIT is a trust duly created and validly existing under the laws of the State of Washington.


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                  (b) This Agreement has been duly authorized, executed and
delivered by the Trustee on behalf of CIT and, subject to the approvals of the holders of Units of each CIT Fund (the "Participants") pursuant to Section 7 of this Agreement, represents a valid and binding contract, enforceable against the assets of CIT in accordance with its terms. The execution and delivery of this Agreement does not, and, subject to the approvals of Participants pursuant to
Section 7 of this Agreement, the consummation of the transactions contemplated by this Agreement will not, violate CIT's Amended and Restated Declaration of Trust, any agreement or arrangement to which it is a party or by which it is bound, or any order or decree to which it is subject.

                  (c) CIT is duly registered under the 1940 Act as an open-end management investment company and such registration has not been revoked or rescinded and is in full force and effect.

                  (d) To the Trustee's best knowledge, there are no material legal, administrative or other proceedings pending or threatened against CIT or the CIT Funds which could result in liability on the part of the CIT Funds.

                  (e) At the Effective Time, subject only to the delivery of the Assets as contemplated by this Agreement, the Master Funds will acquire the Assets free and clear of all liens, pledges security interests, charges or other encumbrances of any nature whatsoever and without any restrictions upon the transfer thereof, except such liabilities as have been imposed by federal or state securities laws.

                  (f) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by CIT of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended ("1933 Act"), the Securities Exchange Act of 1934, as amended ("1934 Act") or the 1940 Act, and the rules and regulations thereunder, or state securities laws (which term as used in this Agreement shall include the laws of the District of Columbia and Puerto Rico).

                  (g) Insofar as the following relate to CIT. the proxy materials of CIT filed with the SEC pursuant to Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act with respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto or the documents appended thereto (the "Proxy Materials"), on the mailing date of the Proxy Materials, at the time of the Participants' meeting to be held pursuant to
Section 7 of this Agreement and at the Effective Time shall not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

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provided, that the representations and warranties made by CIT in this subsection shall not apply to statements in or omissions from the Proxy Materials made in reliance upon and in conformity with information furnished by SRF or the Master Trust for use therein as provided in Section 8 of this Agreement.

                  (h) No Master Fund Interest or Seafirst Share to which CIT is entitled or which is to be received by CIT in the transactions contemplated herein shall be sold or otherwise disposed of by CIT, except as contemplated herein.

                  (i) SRF and the Master Trust shall be given a reasonable opportunity to review and comment upon all reports, notices, registration statements, proxy statements and other material relating to any aspect of this Agreement or the transactions contemplated hereunder, filed by CIT with the SEC or with any other federal, state or local authority or to be distributed to the Participants.

                  (j) SRF will acquire the Master Fund Interests to which CIT is entitled free and clear of all liens, pledges, security interests, charges or other encumbrances of any nature whatsoever and without any restriction on the transfer thereof (except as set forth in Section 4(h) hereof and in the Master Trust's Amended and Restated Declaration of Trust).

         5. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SRF. SRF on behalf or itself and the Seafirst Funds, represents and warrants to, and agrees with, the other parties as follows (said representations, warranties and agreements being made solely on behalf of each Seafirst Fund):

                  (a) SRF is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) This Agreement has been duly authorized, executed and delivered by SRF, and represents a valid and binding contract, enforceable against SRF in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate its Declaration of Trust or By-laws, any agreement or arrangement to which it is a party or by which it is bound, or any order or decree to which it is subject.

                  (c) At the Effective Time, SRF will be duly registered under the 1940 Act as an open-end management investment company and such registration will not have been revoked or rescinded and will be in full force and effect.

                  (d) The Seafirst Funds intend to qualify as regulated investment companies under Part I of Subchapter M of Subtitle A,

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Chapter 1 of the Internal Revenue Code of 1986, as amended (the "Code") after the Effective Time.

                  (e) To SRF's best knowledge, there are no material legal, administrative or other proceedings pending or threatened against SRF or the Seafirst Funds which could result in liability on the part of the Seafirst Funds.

                  (f) At the Effective Time, subject only to the delivery of the Seafirst Shares as contemplated by this Agreement, such shares will be the only outstanding shares of SRF, all of which will be duly authorized, validly issued, fully paid and nonassessable; no shareholder of SRF has any preemptive right to subscription or purchase in respect thereof; and CIT will acquire the Seafirst Shares free and clear of all liens, pledges, security interests, charges or other encumbrances of any nature whatsoever and without any restrictions upon the transfer thereof (except as set forth in Section 4(h) hereof).

                  (g) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by SRF of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, or the 1940 Act, the rules and regulations thereunder, or state securities laws.

                  (h) The information provided by SRF for inclusion in the Proxy Materials shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; in the event that SRF becomes aware of any such untrue statement or omissions, SRF shall promptly notify CIT of such untrue statement or omission.

                  (i) As of the Effective Time, the Seafirst Shares will be duly qualified for offering to the public in all states of the United States in which such qualification is required or an exemption to such requirement shall have been obtained.

         6. CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE MASTER TRUST. The Master Trust, on behalf of itself and the Master Funds, represents and warrants to, and agrees with, the other parties as follows (said representations, warranties and agreements being made solely on behalf of each Master Fund):

                  (a) The Master Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) This Agreement has been duly authorized, executed and delivered by the Master Trust, and represents a valid and binding contract, enforceable against the Master Trust in

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accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate its Declaration of Trust or By-laws, any agreement or arrangement to which it is a party or by which it is bound, or any order or decree to which it is subject.

                  (c) At the Effective Time, the Master Trust will be duly registered under the 1940 Act as an open-end management investment company and such registration will not have been revoked or rescinded and will be in full force and effect.

                  (d) To the Master Trust's best knowledge, there are no material legal, administrative or other proceedings pending or threatened against the Master Trust, the Master Funds or any other series of the Master Trust which could result in liability on the part of the Master Funds.

                  (e) At the Effective Time, subject only to the delivery of the Master Fund Interests as contemplated by this Agreement, such Interests will be the only outstanding Interests of the Master Trust, all of which will be duly authorized, validly issued, fully paid and nonassessable; no interestholder of the Master Trust has any preemptive right to subscription or purchase in respect thereof; and CIT will be entitled to, and SRF shall, acquire the Master Fund Interests free and clear of all liens, pledges, security interests, charges or other encumbrances of any nature whatsoever and without any restrictions upon the transfer thereof (except as set forth in Section 4(h) hereof and in the Master Trust's Amended and Restated Declaration of Trust).

                  (f) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Master Trust of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, or the 1940 Act, the rules and regulations thereunder, or state securities laws.

                  (g) The information provided by the Master Trust for inclusion in the Proxy Materials shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; in the event that the Master Trust becomes aware of any such untrue statement or omissions, the Master Trust shall promptly notify CIT of such untrue statement or omission.

         7.       MEETING OF CTI'S PARTICIPANTS.

                  (a) CIT shall call a meeting of its Participants, as soon as practicable after the clearance date of the proxy solicitation materials to be prepared and filed pursuant to

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Section 8 of this Agreement, for the purpose of considering and voting upon:

                      (i) Approval of this Agreement and the transactions contemplated hereby, including (A) the transfer of the Assets to the Master Funds by CIT in exchange for which CIT shall be entitled to have issued to it by the Master Trust Master Fund Interests, (B) the issuance to SRF of the Master Fund Interests to which CIT is entitled in exchange for Seafirst Shares, (C) the termination of the CIT Money Market Fund, and (D) the liquidation of CIT through the distributions to its Participants described in this Agreement.

                      (ii) Approval of modifications to the investment restrictions of each of the CIT Securities Funds.

                      (iii) Authorization of the CIT Securities Funds, as the sole shareholders of the Master Funds immediately prior to the Reorganization, to approve an Investment Advisory Agreement between the Master Trust and Bank of America National Trust and Savings Association ("Bank of America") and a Sub-Advisory Agreement between Bank of America and Seattle Capital Management Company, in substantially the forms attached to CIT's definitive proxy statement with respect to such shareholders meeting.

                      (iv) Such other matters as may be determined by the Board of Supervisors of CIT and the Boards of Trustees of SRF and the Master Trust.

                  (b) Consummation or the Reorganization is contingent upon approval by the appropriate Participants of each of the matters set forth in
Section 7(a)(i)-(iii) of this Agreement.

         8. PROXY SOLICITATION MATERIALS. CIT shall file Proxy Materials with the SEC relating to the matters described in Section 7 as promptly as practicable. SRF, the Master Trust and CIT have cooperated and shall continue to cooperate with each other, and each has furnished and shall continue to furnish the others with the information relating to itself that is required by the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations under each or such Acts and state securities laws, to be included in the Proxy Materials.

         9. AMENDMENT TO REGISTRATION STATEMENT.

                  (a) CIT shall file with the SEC as promptly as practicable a post-effective amendment to its registration statement on Form N-1A reflecting the proposed modifications of its investment restrictions and shall use its best efforts to

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ensure that the SEC will declare effective such amendment immediately prior to the Effective Time.

         (b) SRF shall file with the SEC, as promptly as practicable, a registration statement on Form N-1A pursuant to Rule 414 under the 1933 Act and 1940 Act adopting CIT's registration statement on Form N-1A as amended, and shall use its best efforts to ensure that the SEC will declare effective such registration statement immediately prior to the Effective Time.

         10. EFFECTIVE TIME OF THE REORGANIZATION. Delivery of the Assets, the Master Fund Interests and the Seafirst Shares to be issued pursuant to Section 1 of this Agreement, and the liquidation and termination of CIT, shall occur at 11:00 a.m., at the offices of CIT on September 25, 1993, or at such other place, time and date as may be agreed to by the Boards of Supervisors or Trustees of each of the parties. The date and time at which such actions are taken are referred to herein as the "Effective Time." To the extent any Assets are, for any reason, not transferred at the Effective Time, the Trustee shall cause such Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

         11.      CONDITIONS PRECEDENT OF SRF.

                  The obligations of SRF to consummate the transactions contemplated hereby shall be subject to the following conditions precedent:

                  (a) SRF shall have received at the Effective Time a certificate of the Principal Executive Officer or President and the Treasurer of CIT and the Master Trust dated as of the Effective Time to the effect set forth in Sections 14(b) and 14(c) of this Agreement with respect to CIT and the Master Trust.

                  (b) SRF shall have received an opinion of Davis Wright Tremaine, counsel to CIT, in form reasonably satisfactory to SRF and dated the Effective Time, to the effect that:

                      (i)  CIT is a trust duly created and validly
         existing under the laws of the State  of  Washington;

                      (ii) CIT is registered as an open-end management investment company under the 1940 Act;

                      (iii) this Agreement has been duly authorized, executed and delivered by CIT, and represents a valid and binding contract of CIT, enforceable against CIT in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, provided

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         that such counsel shall express no opinion with respect to the application of equitable principles in any proceeding whether at law or in equity;

                      (iv) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust or CIT or any material agreement known to such counsel to which CIT is a party or by which it is bound;

                      (v) such counsel does not have actual knowledge of any material suit, action or legal or administrative proceeding pending or threatened against CIT or the CIT Funds, the unfavorable outcome of which would materially and adversely affect the CIT Funds, and

                      (vi) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by CIT of the transactions contemplated by this Agreement under the National Banking Act or the rules and regulations thereunder.

         Such opinion: (i) may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to SRF; and (ii) shall state that such opinion is solely for the benefit of SRF and its trustees and officers.

                  (c) The Assets to be transferred to the Master Funds under this Agreement shall include no assets which the Seafirst Funds or Master Funds may not properly acquire pursuant to their respective investment limitations or objectives or may not otherwise lawfully acquire, unless SRF and the Master Trust shall have received a written list of such assets that are to be so transferred at least ten business days before the Effective Date and SRF and the Master Trust fail to deliver to the Trustee an objection in writing to such assets at least five business days before the Effective Date.

                  (d) The Trustee shall have paid all of the then remaining unamortized organizational expenses of CIT reflected on its books and records, except those expenses that are carried forward to, and assumed by, SRF in accordance with generally accepted accounting principles and the policies of the SEC.

                  (e) SRF shall have received an opinion of Drinker Biddle & Reath, counsel to the Master Trust, in form reasonably satisfactory to SRF and dated the Effective Time, to the effect that:


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                     (i) The Master Trust is a business trust duly
         organized and validly existing under the laws of the State of Delaware.

                     (ii) The Master Trust is authorized to issue an unlimited number of beneficial interests, and each Master Fund Interest upon issuance to SRF pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable and to such counsel's knowledge, no interestholder of the Master Trust has any preemptive right to subscription or purchase in respect thereof;

                     (iii) the Master Trust is a diversified, open-end management investment company registered under the 1940 Act,

                     (iv) this Agreement has been duly authorized, executed and delivered by the Master Trust, and represents a valid and binding contract of the Master Trust, enforceable against the Master Trust in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, provided that such counsel shall express no opinion with respect to the application of equitable principles in any proceeding whether at law or in equity;

                     (v) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust or By-laws of the Master Trust or any material agreement known to such counsel to which the Master Trust is a party or by which it is bound,

                     (vi) such counsel does not have actual knowledge of any material suit, action or legal or administrative proceeding pending or threatened against the Master Trust or any Master Fund, the unfavorable outcome or which would materially and adversely affect the Master Funds; and

                     (vii) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Master Trust of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, or the 1940 Act, the rules and regulations under such Acts and such as may be required by state securities laws.

         Such opinion (i) may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to SRF; and (ii) shall state that such

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opinion is solely for the benefit of SRF and its trustees and officers.

         12. CONDITIONS PRECEDENT OF CIT. The obligations of the Trustee to consummate the transactions contemplated hereby on behalf of CIT shall be subject to the following conditions precedent:

                  (a) SRF and the Master Trust shall each have furnished the Trustee at the Effective Time with a certificate of its President and Treasurer dated the Effective Time to the effect set forth in Sections 14(b) and 14(c) of this Agreement.

                  (b) The Trustee shall have received an opinion of Drinker Biddle & Reath, counsel to SRF, in form reasonably satisfactory to CIT and dated the Effective Time, to the effect that:

                      (i) SRF is a business trust duly organized and validly existing under the laws of the State of Delaware;

                      (ii) SRF is authorized to issue an unlimited number of shares of beneficial interest, and each Seafirst Share upon issuance to CIT pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and to such counsel's knowledge, no shareholder of SRF has any preemptive right to subscription or purchase in respect thereof;

                      (iii) SRF is a diversified, open-end management investment company registered under the 1940 Act;

                      (iv) this Agreement has been duly authorized, executed and delivered by SRF, and represents a valid and binding contract of SRF, enforceable against SRF in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, provided that such counsel shall express no opinion with respect to the application of equitable principles in any proceeding whether at law or in equity;

                      (v) the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-laws of SRF or any material agreement known to such counsel to which SRF is a party or by which it is bound;

                      (vi) such counsel does not have actual knowledge of any material suit, action or legal or administrative

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
         proceeding pending or threatened against SRF or any Seafirst Fund, the unfavorable outcome of which would materially and adversely affect the Seafirst Funds; and

                      (vii) no consent, approval, authorization or order of any court or governmental authority is required for the consummation by SRF of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, or the 1940 Act, the rules and regulations under such Acts and such as may be required by state securities laws.

         Such opinion (i) may rely on the opinion of other counsel to the extent set forth in such opinion, provided such other counsel is reasonably acceptable to CIT; and (ii) shall state that such opinion is solely for the benefit of CIT and its Supervisors and officers.

                  (c) CIT shall have received an opinion of Drinker Biddle & Reath to the effect set forth in Section 11 (e) hereof with respect to the Master Trust.

                  (d) The Trustee shall have received from SRF a duly executed instrument whereby each Seafirst Fund assumes all of the liabilities and obligations of the corresponding CIT Securities Fund.

         13. CONDITIONS PRECEDENT OF THE MASTER TRUST. The obligations of the Master Trust to consummate the transactions contemplated hereby shall be subject to the following conditions precedent:

                  (a) The Trustee shall have furnished the Master Trust with a statement of Assets, with values determined in accordance with the current policies and practices of CIT, and with their respective dates of acquisition and tax costs and holding periods, all as of 4:00 p.m. Eastern time on the day preceding the Effective Time, certified on its behalf by its President (or any Vice President) and Treasurer.

                  (b) The Master Trust shall have received at the Effective Time a certificate of the President and Treasurer of the Trustee and SRF dated as of the Effective Time to the effect set forth in Sections 14 (b) and 14(c) of this agreement with respect to CIT and SRF.

                  (c) The Master Trust shall have received duly executed bills of sale, assignments, certificates and other instruments or transfer ("Transfer Documents") as the Master Trust may reasonably request to transfer all of CIT's and each CIT Securities Fund's right, title and interest in and to the Assets. The Assets shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

                  (d) The Master Trust shall have received an opinion of Davis Wright Tremaine, counsel to CIT, to the effect set forth, in Section 11 (b) hereof.

                  (e) The Master Trust shall have received an opinion of Drinker Biddle & Reath, counsel to SRF, to the effect set forth in Section 12(b) hereof.

                  (f) The Assets to be transferred to the Master Funds under this Agreement shall include no assets which the Master Funds or SRF may not properly acquire pursuant to their respective investment limitations or objectives or may not otherwise lawfully acquire, unless the Master Trust and SRF shall have received a written list of such assets that are to be so transferred at least ten business days before the Effective Date and the Master Trust and SRF fail to deliver to the Trustee an objection in writing to such assets at least five business days before the Effective Date.

                  (g) The Trustee shall have paid all of the then remaining unamortized organizational expenses of CIT reflected on its books and records, except those expenses that are carried forward to, and assumed by, SRF in accordance with generally accepted accounting principles and the policies of the SEC.

         14. CONDITIONS PRECEDENT OF EACH PARTY. The obligations of each party to this Agreement to consummate the transactions contemplated hereby shall be subject to the following conditions precedent:

                  (a) Subject to Section 20 hereof, this Agreement shall have been adopted and the transactions contemplated by this Agreement shall have been approved by the Participants of CIT, in the manner required by all applicable laws.

                  (b) All representations and warranties of each other party made in this Agreement shall be true and correct at and as of the Effective Time in all material respects with the same effect as if made at and as of the Effective Time.

                  (c) Each other party shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time.

                  (d) The parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement.

                  (e) At the Effective Time, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency seeking to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

                  (f) The SEC shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted nor threatened to institute any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

                  (g) The Trustee, SRF and the Master Trust shall have received an opinion of Paul, Hastings, Janofsky & Walker addressed to the Trustee, SRF and the Master Trust, in form reasonably satisfactory to them and dated the Effective Time, to the effect that the Reorganization will not result in any taxable income for federal income tax purposes to the CIT Securities Funds, the Master Trust or SRF.

                  (h) The Trustee, SRF and the Master Trust shall have received an opinion of Davis Wright Tremaine, counsel to CIT, addressed to the Trustee, SRF and the Master Trust, in form reasonably satisfactory to them and dated the Effective Date, to the effect that the Reorganization will not constitute a prohibited transaction resulting in the imposition of any federal excise tax pursuant to Section 4975 of the Code.

                  (i) SRF shall have received the written agreement of Seattle-First National Bank to reimburse expenses of the Seafirst Funds in excess of the levels referred to in the Proxy Materials.

                  (j) On the business day prior to the Effective Time, all Units of CIT Securities Funds held of record by Participants voting against transactions contemplated hereby shall have been redeemed.

         15. ANNOUNCEMENTS. Any announcements or similar publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as the parties shall agree; provided, that nothing herein shall prevent any party upon notice to the other parties from making such public announcements as such party's counsel may consider advisable in order to satisfy the party's legal and contractual obligations in such regard.

         16. EXPENSES. The parties understand that Bank of America has undertaken to assume all of the legal, accounting, proxy solicitation and Participants' meetings, printing, mailings, deregistration, termination and special Trustee and Supervisor meeting expenses and all other expenses arising in connection with the Reorganization, whether or not the Reorganization is consummated, other than SRF's share registration expenses arising in connection with the Reorganization.

         17. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts lo take, or cause to be taken, such actions, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement, including without limitation, delivering and/or causing to be delivered to the Master Trust each account, book, record or other document of the CIT Securities Funds required to be maintained by Section 31(a) of the 1940 Act and Rules 31a-1 to 3la-3 thereunder (regardless of whose possession they are in). The Trustee has instructed CIT's service contractors to provide SRF and the Master Trust with access to and copies of all documents belonging to CIT.

         18. TERMINATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties in this Agreement shall terminate upon the issuance of the Seafirst Shares to the Trustee on behalf of CIT.

         19. TERMINATION OF AGREEMENT. This Agreement may be terminated by a party at any time at or prior to the Effective Time by a written notice of the good faith determination of a majority of its Board of Supervisors or Trustees, as the case may be, that the Reorganization is no longer in the interests of its respective unitholders, shareholders or interestholders.

         20. AMENDMENT AND WAIVER. At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the Participants of CIT (a) the parties hereto may, by written agreement authorized by their respective Boards of Supervisors or Trustees and with or without the approval of their respective unitholders, shareholders or interestholders, amend any of the provisions of this Agreement, if, in the judgment of such Board, such amendment will not have a material adverse effect on the interests of the Participants of CIT, the shareholders of SRF or the interestholders of the Master Trust, respectively; and (b) any party may waive any breach by any other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and authorized by the Board of Supervisors or Trustees of the waiving party with or without the approval of such party's unitholders, shareholders or interestholders).

         21. FAILURE TO ENFORCE. The failure or any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         22. GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Washington, without regard to principles of conflicts of law.

         23. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by any party without the consent or all other parties.

         24. BENEFICIARIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of the parties.

         25. SRF, CIT, MASTER TRUST AND TRUSTEE LIABILITY. Each party acknowledges and agrees that the obligations of SRF, the Master Trust, the Trustee and CIT under this Agreement are binding only with respect to the Seafirst Funds, the Master Funds and CIT Funds, respectively; and that any liability of SRF, the Master Trust or CIT under this Agreement with respect to a Seafirst Fund, Master Fund or CIT Fund, respectively, or in connection with the transactions contemplated herein with respect to such Seafirst Fund, Master Fund or CIT Fund, shall be discharged only out of the assets of such Seafirst Fund, Master Fund or CIT Fund, and no other portfolio of SRF, the Master Trust or CIT shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

         26. NOTICES. All notices and other communications required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier (except for legal process) to the party entitled to receive the notice or communication or when sent by certified or registered mail, postage prepaid, or delivered to an internationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice or communication at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other parties hereto:

IF TO SRF:

Seafirst Retirement Funds
P.O. Box 84248
Seattle, Washington 98124
Telecopier number: (206) 358-3242

Attention: President

With copies to

Arthur A. Fritz, Esq.                       W. Bruce McConnel, III, Esq.
Bank of America National Trust              Drinker Biddle & Reath
  and Savings Association                   1100 Philadelphia National
555 South Flower Street, 8th Floor            Bank Building
Los Angeles, California 90071               1345 Chestnut Street
Telecopier number: (213) 228-2530           Philadelphia, Pennsylvania 19107
                                            Telecopier number: (215) 988-2757

IF TO THE TRUSTEE OR CIT:

Collective Investment Trust for Seafirst
  Retirement Accounts
P.O. Box 84248
Seattle, Washington  98124
Telecopier number: (206) 358-3242
Attention: Principal Executive Officer

With copies to:

Ivan Landreth, Esq.                         William G. Pusch, Esq.
Seafirst Bank                               Davis Wright Tremaine
800 5th Avenue, 32nd Floor                  2600 Century Square
Seattle, Washington  98104                  1501 4th Avenue
Telephone number: (206) 358-3104            Seattle, Washington 98101
                                            Telecopier number: (206) 628-7040

IF TO THE MASTER TRUST:

Master Investment Trust, Series I
P.O. Box 309
Grand Cayman, Cayman Islands
British West Indies
Attention: President

With copies to:

Arthur A. Fritz, Esq.                       W. Bruce McConnel, III, Esq.
Bank of America National Trust              Drinker Biddle & Reath
  and Savings Association                   1100 Philadelphia National
555 South Flower Street, 8th Floor            Bank Building
Los Angeles, California 90071               1345 Chestnut Street
Telecopier number: (213) 228-2530           Philadelphia, Pennsylvania 19107
                                            Telecopier number: (215) 988-2757


         27. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

         28. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written above.

                                        COLLECTIVE INVESTMENT TRUST FOR
                                        SEAFIRST RETIREMENT ACCOUNTS

ATTEST:                                 By:  Seattle-First Bank, as Trustee

/s/ Signature Illegible                      By:/s/ Edward J. Laskowski
--------------------------                      --------------------------------
AVP                                             Title: Senior V.P.

ATTEST:                                 SEAFIRST RETIREMENT FUNDS

/s/ W. Bruce McConnel                        By:/s/ Richard Stierwalt
--------------------------                      --------------------------------
Secretary                                       Title: President


ATTEST:                                 MASTER INVESTMENT TRUST, SERIES I

/s/ W. Bruce McConnel                        By:/s/ Richard A. Fabietti
--------------------------                      --------------------------------
Secretary                                       Title: President